UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2011

Landmark Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20878	43-1930755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Poyntz Avenue
Manhattan, Kansas 66502
(Address of principal executive offices) (Zip code)

(785) 565-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2011, on the recommendation of its Nominating and Corporate Governance Committee, the board of directors (the “Board”) of Landmark Bancorp, Inc. (the “Company”) increased the number of directors constituting the full Board from ten to eleven, and appointed Sarah Hill-Nelson as a Class I director to fill the resultant vacancy.  Ms. Hill-Nelson was also appointed to serve on the Company’s Audit Committee and the Nominating and Corporate Governance Committee.  As with each of the Company’s other non-employee directors, Ms. Hill-Nelson will receive a base retainer of $1,650 per month.

Ms. Hill-Nelson’s appointment was made in anticipation of the fact that Joseph L. Downey, age 74, will not stand for re-election to the Board at the Company’s 2011 Annual Meeting of Stockholders on May 18, 2011 due to the Board’s retirement policy.  Subsequent to the 2011 Annual Meeting of Stockholders the number of directors constituting the full Board will be reduced to ten to eliminate the seat formally held by Mr. Downey.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2011	Landmark Bancorp, Inc.

	By:	/s/ Mark A. Herpich
	Name:	Mark A. Herpich
	Title:	Vice President, Secretary, Treasurer and Chief Financial Officer